                 STOCKHOLDERS' AGREEMENT

          This Agreement (the "Stockholders' Agreement"), dated as of August 3, 1995, is by and among KATHRYN
ALBERTSON, ALBERTSON'S, INC., a Delaware corporation (the
"Corporation"), and Alscott Limited Partnership #2, a Texas limited partnership (the "Partnership").

                        RECITALS

          WHEREAS, the Corporation and Kathryn Albertson entered into an agreement, dated December 31, 1979 (the "Old Agreement"), pursuant to which Kathryn Albertson granted to the Corporation, among other things, a right of first refusal to the shares of common stock of the Corporation ("Common Stock") owned or thereafter acquired by her; and

          WHEREAS, concurrently herewith, Kathryn Albertson and the Partnership are entering into an agreement, dated of even date herewith (the "Contribution Agreement"), pursuant to which Kathryn Albertson is contributing to the Partnership 20,840,446 shares of Common Stock owned by her; and

          WHEREAS, concurrently herewith, the Corporation and the Partnership are entering into an agreement, dated of even date herewith (the "New Agreement"), pursuant to which the Partnership is granting to the Corporation, among other things, a right of first refusal to the shares of Common Stock of the Corporation contributed, presently or hereafter, to the Partnership by Kathryn Albertson (including any stock dividends and the like related to such Common Stock); and

          WHEREAS, the parties hereto desire to enter into this Stockholders' Agreement in order to provide, among other things, (i) that the transactions contemplated by the Contribution Agreement shall not cause any of the provisions of Sections 3 or 4 of the Old Agreement to be activated and
(ii) for the coordination of the actions by Kathryn
Albertson and the Partnership

                         AGREEMENT


          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and obligations set forth in this Stockholders' Agreement, the parties hereto agree as follows:

         1. Non-Application and Waiver. Each of Kathryn Albertson and/or the Corporation waives, with respect to the contribution of the shares of Common Stock to the Partnership as contemplated by the Contribution Agreement, each of their rights they have under Sections 3 and 4 of the Old Agreement, and Sections 3 and 4 of the Old Agreement shall have no application to the contribution of the Common Stock contemplated by the Contribution Agreement.

         2. Continuing Effect of Old Agreement. All terms and provisions of the Old Agreement shall continue to apply to (i) the shares of Common Stock now owned by Kathryn
Albertson and not contributed to the Partnership and (ii) any shares of Common Stock hereafter acquired by Kathryn
Albertson.

         3. Cooperation With Respect to Public Offerings. If the provisions of Section 5 of the Old Agreement and of the New Agreement are activated so that the shares of Common Stock subject to the Old Agreement and New Agreement are to be sold by the personal representative of Kathryn Albertson (the "Personal Representative") and by the Partnership, respectively, upon the death of Kathryn Albertson, the Personal Representative and the Partnership shall cooperate in all respects with regard to the public offering of the shares of Common Stock to be sold pursuant to the terms of such Sections 5. In the event that the Personal Representative and the Partnership shall not agree as to the terms of the sale of the shares of Common Stock as provided in such Sections 5, the terms of the sale of the Common Stock shall be determined by the Personal Representative.

         4. Exercise of Options. In the event of the death of Kathryn Albertson, the Corporation shall either (i) exercise both of its options to purchase shares of Common Stock pursuant to Section 4 of the New Agreement and Section 4 of the Old Agreement, respectively, or (ii) refrain from exercising each such option to purchase shares of Common Stock, but in no event shall the Corporation exercise one of such options without exercising the other.

         5. Notices. All notices, offers, acceptances, demands, requests and other communications contemplated in this Stockholders' Agreement shall be in writing and shall be deemed delivered either (a) by personal delivery to the party to whom it is addressed or (b) upon the expiration of three (3) days following the date of mailing (as shown by the postmark on the envelope) through United States
Certified Mail, postage prepaid, return receipt requested, addressed to the respective parties hereto at the following addresses:

     In the case of Kathryn Albertson:

         Kathryn Albertson
         Suite 100
         380 E. Parkcenter Blvd.
         Boise, Idaho 83706

     In the case of the Partnership:
         Alscott Limited Partnership #2
         Suite 100
         380 E. Parkcenter Blvd.
         Boise, Idaho 83706
         Attention:  Thomas Wilford

     In the case of the Corporation, a separate notice addressed to each of:

     Thomas R. Saldin            Kaye L. O'Riordan
     Executive Vice President,   Corporate Secretary
     Administration and          and Senior Attorney
     General Counsel             Albertson's, Inc.
     Albertson's, Inc.           250 E. Parkcenter Blvd.
     250 E. Parkcenter Blvd.     Boise, Idaho 83706
     Boise, Idaho 83706

Kathryn Albertson or the Partnership may change her/its address above stated by notice in writing to the Corporation. The Corporation may change individual officers or the address above stated by notice in writing to both
Kathryn Albertson and the Partnership.

         All notices required to be given by the Corporation to Kathryn Albertson under the Old Agreement or this Stockholders' Agreement shall simultaneously be given to the Partnership, and all notices required to be given by the

Corporation to the Partnership under the New Agreement or this Stockholders' Agreement shall simultaneously be given to Kathryn Albertson, in each case pursuant to the respective provisions of such agreements.

         6.  Succession.

         6.1.  It is agreed that no party to this
Stockholders' Agreement shall assign this Stockholders' Agreement or its rights hereunder to any third party without the express approval in writing of each other party hereto. This Stockholders' Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns (to the extent approved by each other party hereto).

         6.2.  The provisions of this Stockholders'
Agreement to be performed following the death of Kathryn
Albertson shall be binding upon the personal representative of the estate of Kathryn Albertson, then deceased, and her heirs and devisees.

         7.  Enforcement - Attorneys Fees.

         7.1. Each party hereto recognizes that her/its obligations hereunder are unique and that the breach of any obligation could not be adequately compensated by monetary damages; therefore, each party directs that specific performance of each such obligation shall be available to the other party for any such breach.

         7.2. In the event suit or action be instituted by any party to enforce performance by another party of the terms and provisions of this Stockholders' Agreement incumbent upon the other party to be kept or performed, the prevailing party in such suit or action shall be entitled to recover a reasonable sum as attorneys fees and all courts costs incurred on behalf of that party and that amount shall be included in the judgment made and entered in that action.

         8.  Other Agreements.

         This Stockholders' Agreement together with the New Agreement shall supersede any prior oral understanding between the parties with respect to the sale and purchase of shares of Common Stock. Except to the extent specifically otherwise provided in this Stockholders' Agreement, the Old Agreement shall remain in full force and effect.

         9.  Validity - Legality.

         In the event that any provision of this
Stockholders' Agreement shall be held invalid or illegal or unenforceable in whole or in part, the validity of any other provision of this Stockholders' Agreement shall not in any manner be affected thereby.

         10. Governing Law.

         The provisions of this Stockholders' Agreement and the interpretation thereof shall be governed and construed in accordance with the laws of the State of Idaho.

          IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the date and year set forth first above.


                         ALBERTSON'S, INC.

                             Thomas R. Saldin
                         _______________________________
                         By: Thomas R. Saldin
                         Title: Executive Vice President,
                                Administration and General
                                Counsel


                         Kathryn Albertson
                         _______________________________
                         Kathryn Albertson


                         ALSCOTT LIMITED PARTNERSHIP #2

                         By:  Alscott, Inc.
                              General Partner

                              Thomas Wilford
                         By:  __________________________
                              Thomas Wilford
                              Treasurer and Secretary


(..continued)